LAW OFFICES

REISMAN & ASSOCIATES, P.A.

6975 NW 62nd Terrace

Parkland, Florida 33067

Writer’s email: jbrrapa@cs.com

telephone 954-344-0809

facsimile 928-569-8195

June 30, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:  American Heritage Growth Fund, Inc.

       File Nos. 33-75874 and 811-8386

Ladies and Gentlemen:

Reference is made to Post-Effective Amendment No. 11 on Form N-1A of the above-named company.

We do not believe that the Post-Effective Amendment contains disclosures which would render it ineligible to become effective pursuant to Paragraph (b) of Rule 485 under the Securities Act of 1933.

Sincerely,

/s/ Jonathan B. Reisman

JONATHAN B. REISMAN